                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant To Section 14(A) Of The Securities
                      Exchange Act Of 1934 (Amendment No. )

Filed by the Registrant    [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]     Preliminary Proxy Statement         [ ] Confidential, for Use of the
                                                Commission Only (as permitted
[X]     Definitive Proxy Statement              by Rule 14a-6(e)(2))

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           Contango Oil & Gas Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

        Payment of Filing Fee (Check the appropriate box):

[X]     No fee required

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)     Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------
(2)     Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------
(4)     Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------

(5)     Total fee paid:


--------------------------------------------------------------------------------
[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)     Amount previously paid:


--------------------------------------------------------------------------------
(2)     Form, schedule or registration statement no.:


--------------------------------------------------------------------------------
(3)     Filing party:


--------------------------------------------------------------------------------
(4)     Date filed:


--------------------------------------------------------------------------------

                           CONTANGO OIL & GAS COMPANY
                        3700 BUFFALO SPEEDWAY, SUITE 960
                              HOUSTON, TEXAS 77098

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 25, 2001


Dear Stockholder,

         You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Contango Oil & Gas Company, which will be held at The Briar Club, 2603 Timmons Lane, Houston, Texas 77027, on Thursday, October 25, 2001 at 9:00 a.m., local time.

         At the Annual Meeting you will be asked to vote on the following matters:

(1) To elect our board of directors to serve until the annual meeting of stockholders in 2002; and

(2)      To conduct any other business which is properly raised at the meeting.

         STOCKHOLDERS WHO OWNED SHARES OF CONTANGO OIL & GAS COMPANY'S COMMON STOCK, PAR VALUE $0.04 PER SHARE, SERIES A SENIOR CONVERTIBLE CUMULATIVE PREFERRED STOCK, PAR VALUE $0.04 PER SHARE, OR SERIES B SENIOR CONVERTIBLE CUMULATIVE PREFERRED STOCK, PAR VALUE $0.04 PER SHARE, AT THE CLOSE OF BUSINESS ON SEPTEMBER 24, 2001 ARE ENTITLED TO RECEIVE NOTICE OF AND TO ATTEND AND VOTE AT THE MEETING.

         AS A STOCKHOLDER OF CONTANGO OIL & GAS COMPANY, YOU HAVE THE RIGHT TO VOTE ON THE PROPOSALS LISTED ABOVE. PLEASE READ THE PROXY STATEMENT CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION FOR YOU TO CONSIDER WHEN DECIDING HOW TO VOTE. YOUR VOTE IS IMPORTANT.

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. A postage-paid return envelope is enclosed for your convenience. If you decide to attend the meeting, you can, if you wish, revoke your proxy and vote in person. If you have any questions, please contact us through our Web Site at www.contango-oandg.com or write us at 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098.

By order of the Board of Directors,

/s/ KENNETH R. PEAK

Kenneth R. Peak
Chairman, Chief Executive Officer and Secretary

Houston, Texas
September 27, 2001

                           CONTANGO OIL & GAS COMPANY
                        3700 BUFFALO SPEEDWAY, SUITE 960
                              HOUSTON, TEXAS 77098

                              ---------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 25, 2001

                              ---------------------

To our Stockholders:

         The board of directors (the "Board") of Contango Oil & Gas Company, a Delaware corporation (the "Company" or "Contango"), is furnishing you with this Proxy Statement in connection with its solicitation of your proxy, in the form enclosed, for use at the 2001 Annual Meeting of Stockholders (the "Annual Meeting") to be held at The Briar Club, 2603 Timmons Lane, Houston, Texas 77027, on Thursday, October 25, 2001 at 9:00 a.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

         We are mailing this Proxy Statement to you on or about October 4, 2001, together with the accompanying proxy card and the Company's annual report on Form 10-KSB for the fiscal year ended June 30, 2001.

         We cordially invite you to attend the Annual Meeting. Whether or not you plan to attend, please complete, date and sign the proxy card and return it promptly in the return envelope provided.

                              QUESTIONS AND ANSWERS

1.       Q:       WHO IS ASKING FOR MY PROXY?

         A: Your proxy is being solicited by our Board for use at our Annual Meeting. Our directors and officers may also solicit proxies on behalf of our Board, in person or by telephone, facsimile, mail or e-mail. If our directors, officers or employees solicit proxies they will not be specially compensated. Contango will pay all costs and expenses of this proxy solicitation.

2.       Q.       WHAT ARE STOCKHOLDERS BEING ASKED TO VOTE ON?

         A:       At our Annual Meeting, stockholders will be asked to vote:

                  o To elect our board of directors to serve until the annual meeting of stockholders in 2002; and

                  o On any other matter that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

3.       Q.       WHO IS ENTITLED TO VOTE?

         A: The record of stockholders entitled to vote at the Annual Meeting was taken at the close of business on September 24, 2001 (the "Record Date"). As of the Record Date, the Company had outstanding 11,504,311 shares of common stock, par value $0.04 per share (the "Common Stock"), 2,500 shares of Series A senior convertible cumulative preferred shares, par value $0.04 per share ("Series A Preferred Stock"), and 5,000 shares of Series B senior convertible cumulative preferred Shares, par value $0.04 per share ("Series B Preferred Stock"). Only holders of record of the Company's Common Stock, Series A Preferred Stock, and Series B Preferred Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting.

4.       Q:       HOW MANY SHARES MAY VOTE AT THE ANNUAL MEETING?

         A: The holders of the Company's Common Stock, Series A Preferred Stock and Series B Preferred Stock vote together as a single class at the Annual Meeting and any adjournment thereof on the election of directors, with each record holder of Common Stock entitled to one vote per share of Common Stock, each record holder of Series A Preferred Stock entitled to 400 votes per share of Series A Preferred Stock and each record holder of Series B Preferred Stock entitled to 227.3 votes per share of Series B Preferred Stock.

5.       Q:       HOW DO I VOTE MY SHARES?

         A: A proxy card is included with the proxy materials being sent to you. The proxy card allows you to specify how you want your shares voted as to each proposal listed. The proxy card provides space for you to:

                  o Vote for, or withhold authority to vote for, each nominee for the Board.

                  If the proxy card is properly signed and returned to us, shares covered by the proxy card will be voted in accordance with the directions you specify on the card. The person named as proxy on the proxy card is Kenneth R. Peak, the Company's President and Chief Executive Officer. Any stockholder who wishes to name a different person as his or her proxy may do so by crossing out the name of the designated proxy and inserting the name of the other person to act as his or her proxy. In such a case, the stockholder would have to sign the proxy card and deliver it to the person named as his or her proxy, and that person would have to be present and vote at the Annual Meeting. Any proxy card so marked should not be mailed to the Company.

                  If you return a signed proxy card without having specified any choices, the person named as proxy will vote the shares represented at the Annual Meeting and any adjournment thereof as follows:

                  o     FOR the election of each nominee for director; and

                  o At the discretion of the person named as proxy, on any other matter that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

6.       Q:       HOW WILL YOU APPORTION MY VOTES?

         A: The Company's Bylaws provide that you, as a stockholder of record on the Record Date, may cast a portion of your votes in favor of each proposal and refrain from casting the remaining votes or cast the same against the proposal except in the case of the election of nominees for director. If you do not specify the number of affirmative votes with respect to a proposal to elect directors, it will be presumed that all of your shares are being cast as affirmative votes.

7.       Q:       HOW DOES THE BOARD RECOMMEND I VOTE?

         A: The Board unanimously recommends that you vote "For" each of the matters to be voted on at the Annual Meeting.

                  Our executive officers and directors who own shares of Common Stock have advised us that they intend to vote their shares in favor of the proposals presented in this Proxy Statement. As of the Record Date, executive officers and directors collectively owned 1,721,717 shares of Common Stock, representing 12.6% of the total shares entitled to vote. Trust Company of America ("TCW"), which holds 1,851,852 shares of the issued and outstanding Common Stock and all of the Series A Preferred Stock which, if converted, constitutes 1,000,000 shares of Common Stock, has advised us that it intends to vote its shares in favor of the proposals presented in this Proxy Statement. TCW's shares represent 20.9% of the total shares entitled to vote. In addition, the Southern Ute Indian Tribe, doing business as Southern Ute Indian Growth Fund ("SUIT"), which holds 2,500,000 shares of issued and outstanding Common Stock, and Aquila Energy Capital Corporation ("Aquila"), which holds all of the Series B Preferred Stock, which, if converted, constitutes 1,136,364 shares of the issued and outstanding Common Stock, have advised us that they intend to vote their shares in favor of the proposals presented in this Proxy Statement. SUIT's shares represent 18.3% of the total shares entitled to vote. Aquila's shares represent 8.3% of the total shares entitled to vote. See "Security Ownership of Certain Beneficial Owners and Management."

8.       Q:       WHAT VOTE IS REQUIRED?

         A: Proposal 1, the election of directors, will require an affirmative vote of a majority of the shares present in person or by proxy and voting at the Annual Meeting.

9.       Q:       WHAT IS A "QUORUM"?

         A: Presence at the Annual Meeting, in person or by proxy, of holders of a majority of the votes entitled to be cast by all record holders of the Company's Common Stock, Series A Preferred Stock, and Series B Preferred Stock will constitute a quorum for the transaction of business. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

10.      Q:       WHAT IS THE EFFECT OF AN ABSTENTION OR A BROKER NON-VOTE?

         A: For the purposes of determining a quorum, shares held by brokers or nominees will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter. These shares are called "broker non-votes". Abstentions will also be counted for quorum purposes. With respect to all matters other than the election of directors, broker non-votes and abstentions will have the same effect as a vote against any specified proposal.

11.      Q:       WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

         A: If your shares are registered differently or in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted.

12.      Q:       CAN I REVOKE MY PROXY?

         A: You may revoke your proxy at any time before it is exercised at the Annual Meeting by filing with or transmitting to our corporate secretary either a notice of revocation or a properly created proxy bearing a later date. You also may attend the meeting and revoke your proxy by voting your shares in person.

13.      Q:       HOW WILL THE COMPANY SOLICIT PROXIES?

         A: Proxies will be solicited in person, by telephone, facsimile or e-mail by directors, officers and employees of the Company without additional compensation. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         At the Annual Meeting, we will present the nominees named below and recommend that they be elected to serve as directors for a term of one year or until their successors are duly elected and qualified. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

         Your proxy will be voted for the election of the six nominees named below unless you give instructions to the contrary. Your proxy cannot be voted for a greater number of persons than the number of nominees named. If any nominee becomes unable to serve as a director, the person named in the enclosed form of proxy will, unless you direct otherwise, vote for the election of any other person recommended by the present Board to fill that position.

NOMINEES

         Presented below is a description of certain biographical information, occupations and business experience for the past five years of each person nominated to become directors. Each of the nominees is a current director standing for reelection to the Board of Directors of the Company. If any nominee should become unavailable for election, your proxy may be voted for a substitute nominee selected by the Board, or the Board's size may be reduced accordingly. The Board is unaware of any circumstances likely to render any nominee unavailable. Directors of the Company hold office until the next annual stockholders meeting, until successors are elected and qualified, or until their earlier resignation or removal.

                                                                     YEAR FIRST
                                                                      BECAME A
           NAME                    AGE         POSITION               DIRECTOR
--------------------------------  ----- ----------------------       -----------
Kenneth R. Peak.................   56   Chairman, President, Chief      1999
                                        Executive Officer, Chief
                                        Financial Officer and
                                        Secretary
Jay D. Brehmer..................   36   Director                        2000
John B. Juneau..................   41   Director                        1999
Joseph J. Romano................   48   Director                        1999
Darrell W. Williams.............   58   Director                        1999
Robert J. Zahradnik.............   48   Director                        2000


         KENNETH R. PEAK was appointed president, chief executive and chief financial officer, secretary and a director of Contango in July 1999. Before joining Contango, Mr. Peak was the president of Peak Enernomics, Incorporated, a natural gas and oil consulting firm that he formed in 1990. Mr. Peak began his energy career in 1973 as a commercial banker in First National Bank of Chicago's energy group. He became treasurer of Tosco Corporation in 1980 and chief financial officer of Texas International Company ("TIC") in 1982. His tenure with TIC included serving as president of TIPCO, the domestic operating subsidiary of TIC's natural gas and oil operations. Mr. Peak has also served as chief financial officer of Forest Oil from 1988 to 1989 and as an investment banker with Howard Weil from 1989 to 1990. Mr. Peak was an officer in the U.S. Navy from 1968 to 1971. Mr. Peak received a BS degree in physics from Ohio University and a MBA from Columbia University. He currently serves as a director of NL Industries, Inc., a manufacturer and marketer of titanium dioxide pigments; Cellxion, Inc., a privately owned manufacturing and construction company serving the cellular telephone industry; and Patterson-UTI Energy, Inc., the second largest provider of onshore contract drilling services to exploration and production companies in North America.

         JAY D. BREHMER has been a director of Contango since October 2000. He has been Director, Capital & Finance of Aquila Energy Capital Corporation since 1998. Prior to joining Aquila, Mr. Brehmer was President and the founder of Capital Financial Services from 1995 to 1998. From 1990 to 1995, he was vice president of the Mutual of Omaha's investment banking subsidiary. Mr. Brehmer holds a BBA degree in business administration from Drake University.

         JOHN B. JUNEAU has been a director of Contango since September 1999. Mr. Juneau is a private investor and the sole manager of Juneau Exploration, a firm that specializes in the generation and evaluation of natural gas and oil prospects and is Contango's alliance partner. Prior to forming Juneau Exploration, Mr. Juneau served as senior vice president of exploration for Zilkha Energy Company from 1987 to 1998. His previous experience included three years as staff petroleum engineer with Texas International Company, where his principal responsibilities included reservoir engineering, as well as acquisitions and evaluations. Prior to that, he was a production engineer with Enserch in Oklahoma City. Mr. Juneau holds a BS degree in petroleum engineering from Louisiana State University and is a registered professional engineer in the State of Texas.

         JOSEPH J. ROMANO has been a director of Contango since September 1999. He has been employed by MSZ Investments, Inc. since 1998. In February 1989, Mr. Romano joined Zilkha

Energy Company, where he served as senior vice president and chief financial officer until 1998. He served as the chief financial officer, treasurer and controller of Texas International Company from 1986 to 1988 and as its treasurer and controller from 1982 to 1985. Prior to 1982, Mr. Romano spent five years working in the Worldwide Energy Group of the First National Bank of Chicago. He holds a BA degree in economics and political science from the University of Wisconsin-Eau Claire and a MBA in finance from the University of Northern Illinois.

         DARRELL W. WILLIAMS has been a director of Contango since September 1999. He became president of Deutag Marketing and Technical Services in 1993, with responsibility to develop new business with other companies having international drilling departments in North America. In September 1996, Mr. Williams was transferred to Germany and promoted to managing director of Deutag International, which has responsibility for all drilling operations outside of Europe. Before joining Deutag, Mr. Williams held senior executive positions with Nabors Drilling from 1988 to 1993, Pool Company from 1985 to 1988, Baker Oil Tools from 1980 to 1983 and SEDCO from 1970 to 1980. Mr. Williams graduated from West Virginia University in 1964 with a degree in petroleum engineering. Mr. Williams is past chairman of the Houston Chapter of International Association of Drilling Contractors, a current member of the IADC executive committee and a member of the Society of Petroleum Engineers.

         ROBERT J. ZAHRADNIK has been a director of Contango since July 2000. Since March 2000, he has been the Operating Director of the Southern Ute Indian Tribe Growth Fund. From 1989 through March 2000, he was Manager of Exploration and Production for the Southern Ute Indian Tribe. Additionally, from 1992 through March 2000, Mr. Zahradnik was President of Southern Ute Indian Tribe doing business as Red Willow Production Company. He is a director of Red Cedar Gathering Company. Mr. Zahradnik holds a BS degree in mechanical engineering from Penn State University.

         All directors and nominees for director of the Company are United States citizens. There are no family relationships between any of our directors, executive officers or nominees for director.

BOARD OPERATIONS AND ORGANIZATION

         MISSION STATEMENT. The Company's primary objective is to maximize stockholder value, while at all times observing the highest ethical standards. The Company will pursue this objective through participation in the energy industry.

         CORPORATE AUTHORITY & RESPONSIBILITY. All corporate authority resides in the Board as the representative of the stockholders. Authority is delegated to management by the Board in order to implement the Company's mission. Such delegated authority includes the authorization of spending limits and the authority to hire employees and terminate their services. The Board retains responsibility to recommend candidates to the stockholders for election to the Board. The Board retains responsibility for selection and evaluation of the Chief Executive Officer of the Company, oversight of the succession plan, determination of senior management compensation, approval of the annual budget, assurance of adequate systems, procedures and controls, as well as assisting in the preparation and approval of the strategic plan. Additionally, the Board provides advice and counsel to senior management.

         COMPENSATION OF DIRECTORS. In order to align the interests of directors and stockholders, directors are compensated in the form of Company equity only. Each outside director receives a quarterly 5-year stock option grant to purchase 2,500 shares of Common Stock with an exercise price of the greater of $2.00 or fair market value that vests over a two-year period. The observer who attends meetings of the Board on behalf of the holders of Series A Preferred Stock will receive the same compensation as directors. Any options to purchase Common Stock that would otherwise be granted to the observer are granted to TCW, in its capacity as holder of the Series A Preferred Stock, and are the property of TCW. In addition, any options to purchase Common Stock that would otherwise be granted to Messrs. Zahradnik and Brehmer in their capacities as director designees of the SUIT and Aquila, respectively, are granted to SUIT and Aquila and are the property of SUIT and Aquila.

         BOARD SIZE. In general, smaller to mid-size boards are more cohesive, work better together and tend to be more effective monitors than larger boards. Our Bylaws currently provide for at least three and not more than seven directors.

         ANNUAL ELECTION OF DIRECTORS. In order to create greater alignment between the Board's and our stockholders' interests and to promote greater accountability to the stockholders, directors shall be elected annually.

         MEETINGS. Our Board has meetings as necessary. During the fiscal year ended June 30, 2000, the Board held four meetings. All directors attended three of these meetings, and all but one director attended the fourth meeting.

         COMMITTEE STRUCTURE. It is the general policy of the Company that the Board as a whole will consider all major decisions. As a consequence, the committee structure of the Board is limited to those committees considered to be basic to or required for the operation of the Company as a publicly owned entity. The audit committee is the only standing committee. All committees shall be composed solely of independent directors. The Board may form other committees as it determines appropriate.

         AUDIT COMMITTEE. The audit committee recommends the appointment of independent public accountants to conduct audits of our financial statements, reviews with the accountants the plan and results of the auditing engagement, approves other professional services provided by the accountants and evaluates the independence of the accountants. The audit committee also reviews the scope and results of the Company's procedures for internal auditing and the adequacy of our system of internal accounting controls. Members are Messrs. Williams (Chairman), Romano and Zahradnik. The audit committee met formally two times and informally several other times during the fiscal year ended June 30, 2001.

             THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE SIX
           NOMINEES AS DIRECTORS OF CONTANGO, TO SERVE UNTIL THE NEXT
          ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS ARE
                          DULY ELECTED AND QUALIFIED.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

         The following tables show the ownership of our Common Stock by (i) anyone who is known by us to beneficially own 5% or more of our outstanding Common Stock, (ii) each of our non-employee directors, (iii) our executive officers and (iv) our executive officers and directors taken together as a group. Unless otherwise indicated, each person named in the following table has the sole power to vote and dispose of the shares listed next to their name based on information as of September 6, 2001. The address of the members of the Board and our executive officers is 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098.

OUR 5% STOCKHOLDERS

                                                   COMMON SHARES BENEFICIALLY OWNED
                                            ----------------------------------------------
                                                             UNDER STOCK
                                                             OPTIONS AND
                                                            WARRANTS, AND                       PERCENT
                                                            ISSUABLE UPON                      OF TOTAL
                                                             CONVERSION                         COMMON
                                                            OF PREFERRED                         STOCK
                                              OUTSTANDING    STOCK (1)           TOTAL        OUTSTANDING
                                            --------------  -------------    -------------   -------------
Aquila Energy Capital Corporation.........               -   1,138,864 (2)      1,138,864          9.9%
     909 Fannin, Suite 1850
     Houston, Texas  77010
Southern Ute Indian Tribe dba Southern
     Ute Indian Tribe Growth Fund.........       2,500,000     130,834 (3)      2,630,834         22.9%
     135 East 9th Street, Suite H
     Durango, Colorado  81301
Trust Company of the West (4).............       1,851,852   1,442,686          3,294,538         28.6%
     865 South Figueroa St.
     Los Angeles, California  90017

MEMBERS OF THE BOARD WHO ARE NOT EMPLOYEES

                                                    COMMON SHARES BENEFICIALLY OWNED            PERCENT
                                            ----------------------------------------------      OF TOTAL
                                                             UNDER STOCK                        COMMON
                                                             OPTIONS AND                         STOCK
                                              OUTSTANDING   WARRANTS (1)         TOTAL        OUTSTANDING
                                            --------------  -------------    -------------   -------------
Jay Brehmer...............................          11,000              -           11,000           *
John B. Juneau............................         400,001        561,667 (5)      961,668         8.4%
Joseph J. Romano..........................          50,001         61,667 (6)      111,668         1.0%
Darrell W. Williams.......................         123,251         91,667 (7)      214,918         1.9%
Robert J. Zahradnik.......................               -              -                -           *

OUR EXECUTIVE OFFICERS

                                                   COMMON SHARES BENEFICIALLY OWNED             PERCENT
                                            ----------------------------------------------     OF TOTAL
                                                             UNDER STOCK                        COMMON
                                                            OPTIONS AND                          STOCK
                                              OUTSTANDING   WARRANTS (1)         TOTAL       OUTSTANDING
                                            --------------  -------------    -------------   ------------
Kenneth R. Peak, Chairman, President,
     Chief Executive and Chief Financial
     Officer and Secretary................       1,119,063       820,000 (8)     1,939,063        16.9%
William H. Gibbons, Vice President
     and Treasurer........................          18,401        42,500 (9)        60,901           *

ALL DIRECTORS AND EXECUTIVE OFFICERS TOGETHER

                                                   COMMON SHARES BENEFICIALLY OWNED             PERCENT
                                            ----------------------------------------------     OF TOTAL
                                                             UNDER STOCK                        COMMON
                                                            OPTIONS AND                          STOCK
                                              OUTSTANDING   WARRANTS (1)         TOTAL       OUTSTANDING
                                            --------------  -------------    -------------   -------------
Directors and executive officers,
as a group (7 persons)...................        1,721,717      1,577,501        3,299,218        28.7%

--------------
*    Less than 1%.
1. Includes shares underlying options and warrants to purchase shares that currently are vested or exercisable or will vest or be exercisable within 60 days or shares issuable upon conversion of convertible preferred stock.
2. Includes 1,136,264 shares of Common Stock issuable upon conversion of Series B senior convertible cumulative preferred stock and stock options to purchase 2,500 shares of Common Stock, all of which are vested or will vest within 60 days.
3. Includes stock options to purchase 5,834 shares of Common Stock and a warrant to purchase 125,000 shares of Common Stock, all of which are vested or will vest within 60 days.
4. Trust Company of the West holds its securities of Contango in its capacity as Investment Manager and Custodian for a client. Convertible shares include stock options to purchase 7,501 shares of Common Stock, warrants to purchase 435,185 shares of Common Stock and 1,000,000 shares issuable upon conversion of the Series A senior convertible cumulative preferred stock, all of which are vested or will vest within 60 days.
5. Includes stock options to purchase 11,667 shares of Common Stock and a warrant to purchase 200,000 shares of Common Stock, all of which are vested or will vest within 60 days. Also included in shares are 200,000 shares of Common Stock and stock options to purchase 225,000 shares of Common Stock that are owned by Juneau Exploration, all of which are vested or will vest within 60 days. Mr. Juneau is sole manager of Juneau Exploration.
6. Includes stock options to purchase 11,667 shares of Common Stock and a warrant to purchase 50,000 shares of Common Stock, all of which are vested or will vest within 60 days.
7. Includes stock options to purchase 11,667 shares of Common Stock and a warrant to purchase 80,000 shares of Common Stock, all of which are vested or will vest within 60 days.
8. Includes stock options to purchase 120,000 shares of Common Stock and a warrant to purchase 700,000 shares of Common Stock, all of which are vested or will vest within 60 days.
9. Includes stock options to purchase 42,500 shares of Common Stock, all of which are vested or will vest within 60 days.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file reports of their beneficial ownership with the Securities and Exchange Commission. Executive officers, directors and greater-than-ten percent holders are required to furnish the Company with copies of the forms that they file.

         We believe that all Section 16(a) filing requirements applicable to executive officers, directors and greater-than-ten percent holders were made during the Company's fiscal year ended June 30, 2001.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

         DIRECTORS, DIRECTOR DESIGNEES AND OBSERVERS. As part of the Certificate of Designations, Preferences, and Relative Rights and Limitations of the Series A Preferred Stock, if TCW, as the holder of Series A Preferred Stock, has not appointed or nominated for election at least one member of the Board and shares of the Series A Preferred Stock remain outstanding, then, in its capacity as the holder of Series A Preferred Stock, TCW shall be entitled to designate a person to attend any meetings of the Board for the sole purpose of observing such meeting for and on behalf of TCW. In addition, as part of the securities purchase agreement dated as of December 29, 1999 between Contango and TCW, as amended August 24, 2000, TCW has concurrent rights to designate a person to attend any meetings of the Board for the sole purpose of observing such meeting for and on behalf of TCW, provided that TCW has not nominated or appointed at least one member of the Board and it holds at least 5% of the Company's outstanding Common Stock.

         As part of the securities purchase agreement dated as of August 24, 2000 between Contango and SUIT, the Company shall use its best efforts to cause one of the directors to be an individual selected by SUIT in its sole discretion. Additionally, if at any time SUIT has not appointed or nominated for election at least one of the members of the Board and SUIT holds at least 5% of the Company's outstanding Common Stock, SUIT shall be entitled to designate a person who shall attend any meetings of the Board for the sole purpose of observing such meeting for and on behalf of SUIT. This year SUIT has selected Mr. Zahradnik as its director designee.

         As part of the securities purchase agreement dated as of September 27, 2000 between Contango and Aquila, the Company shall use its best efforts to cause one of the directors to be an individual selected by Aquila in its sole discretion. Additionally, if at any time Aquila has not appointed or nominated for election at least one of the members of the Board and it holds at least 5% of the Company's outstanding Common Stock or a sufficient number of shares of Series B Preferred Stock which, if converted, would constitute at least 5% of the Company's outstanding Common Stock (or a combination of the foregoing), Aquila shall be entitled to designate a person to attend any meetings of the Board for the sole purpose of observing such meeting for and on behalf of Aquila. This year Aquila has selected Mr. Brehmer as its director designee.

         JUNEAU EXPLORATION COMPANY, L.L.C. John B. Juneau, one of our directors, is the sole manager of Juneau Exploration. Effective September 1, 1999, we entered into an agreement with Juneau Exploration whereby we outsourced all of our natural gas and oil prospect generation and evaluation functions to Juneau Exploration. As an inducement to enter into the agreement, Juneau Exploration received 200,000 shares of our Common Stock. As of September 6, 2001, we have granted to Juneau Exploration options to purchase 360,000 shares of our Common Stock in connection with exploratory successes and acquisitions. Of these options, 225,000 have vested, with the remainder vesting subject to achieving a defined payout and rate of return. Additionally, we have granted to Juneau Exploration warrants to acquire 125,000 shares of common stock in connection with the formation of Republic Exploration, LLC.

         On August 14, 2000, we amended our agreement with Juneau Exploration whereby in exchange for our no longer granting stock options for each acquisition and exploration success, we increased the overriding royalty interest granted to individual geoscientists from 2.5% to 3.3%. Juneau Exploration currently receives a 25% proportionately reduced back-in working interest after we achieve a defined payout. Juneau Exploration will continue to bear the upfront overhead costs of performing all functions involved in bringing a prospect to a ready to drill stage. Juneau Exploration is required to participate for a 5% working interest in each transaction recommended. Their overall remuneration continues to be directly related to our exploration success, as the overriding royalty and 25% after payout back-in working interest are tied to the drilling and performance of successful wells. We believe this shifting of risk and alignment of incentives are key to our goal of achieving profitability.

                   EXECUTIVE OFFICERS AND OTHER KEY EMPLOYEES

                  NAME                         AGE                           POSITION
----------------------------------------    ---------     ------------------------------------------------
Kenneth R. Peak.........................       56         Chairman, President, Chief Executive and
                                                          Chief Financial Officer and Secretary
William H. Gibbons......................       58         Vice President and Treasurer
Kaci M. Brubaker........................       28         Director of Administration

         KENNETH R. PEAK was appointed president, chief executive and chief financial officer, secretary and a director of Contango in July 1999 and serves as chairman of the board. Further information about Mr. Peak is provided above under "Election of Directors - Nominees".

         WILLIAM H. GIBBONS joined Contango in February 2000 and was appointed treasurer in March 2000 and vice president and treasurer in November 2000. Before joining Contango, he was treasurer of Packaged Ice, Inc. from 1998 to 2000. From 1990 to 1998 and from 1983 to 1986, he provided financial consulting services to domestic and international oil companies, including a five-year assignment with Walter International, Inc. Mr. Gibbons began his energy career with Houston Oil & Minerals Corporation, where he served as treasurer from 1975 to 1981. He also was VP-Finance for Guardian Oil Company from 1981 to 1983 and Director-Acquisitions for Service Corporation International from 1986 to 1990. Mr. Gibbons received a BA degree in business administration from Duke University and a MBA in finance from Tulane University.

         KACI M. BRUBAKER joined Contango in August 1999 as Director of Administration. Prior to joining Contango, Ms. Brubaker was the departmental assistant for Environmental Safety at Amerada Hess Corporation. She also served as Legal Assistant for the executive offices of Crown Castle International from 1997 to 1999. Ms. Brubaker received an Associates Degree from the School of Culinary Arts in Houston.

         All executive officers and key employees of the Company are United States citizens. There are no family relationships between any of our directors, executive officers, key employees or nominees for director.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLES

         The following tables and discussion below set forth information about the compensation awarded to, earned by or paid to our executive officers during the fiscal years ended June 30, 2001 and 2000. Other than the salary and bonus described in the table below, we did not pay any executive officer named in the table below any fringe benefits, perquisites or other compensation during the fiscal year ended June 30, 2001. For the fiscal year ended June 30, 2000, Mr. Peak was the only executive officer whose salary and bonus exceeded $100,000.

                                                            ANNUAL COMPENSATION      SHARES
              NAME                              FISCAL      --------------------   UNDERLYING
          PRINCIPAL POSITION                     YEAR        SALARY       BONUS     OPTIONS
-------------------------------------------     ------      --------    --------   ----------
Kenneth R. Peak (1)........................      2001       $150,000    $150,000     200,000
  Chairman, President, Chief Executive           2000       $139,555    $      -           -
  and Financial Officer and Secretary
William H. Gibbons (2).....................      2001       $108,006    $ 30,000      50,000
  Vice President and Treasurer                   2000       $ 38,750    $      -      25,000

------------------
(1) Mr. Peak was appointed as our chief executive officer and president on July 26, 1999 and appointed chairman of the board on September 28, 1999. Prior to that date he was not affiliated with Contango in any way and did not receive any compensation from the Company.
(2)  Mr. Gibbons joined Contango in February 2000.

         The following table shows the number of options owned by the named executive officers. Options in the column marked "unexercisable" are subject to vesting and will be forfeited if a named executive officer's employment with us is terminated for certain reasons. None of our named executive officers exercised options or warrants during the fiscal year ended June 30, 2001.

                                                                              VALUE OF UNEXERCISED
                                     NUMBER OF UNEXERCISED                    IN-THE-MONEY WARRANTS
                                     WARRANTS AND OPTIONS                     AT JUNE 30, 2001 (1)
                             -------------------------------------   -------------------------------------
            NAME                 EXERCISABLE       UNEXERCISABLE        EXERCISABLE       UNEXERCISABLE
---------------------------  ------------------  -----------------   -----------------  ------------------
Kenneth R. Peak............             800,000            100,000   $       1,307,667  $           20,333
William H. Gibbons.........              37,500             37,500              37,708               7,542

------------------
(1) Based on $3.81 per share, the closing price per share of our common stock on the American Stock Exchange on June 29, 2001 and the relevant exercise price.

EMPLOYMENT AGREEMENTS

         We have no employment agreement with any executive officer.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Arthur Andersen LLP, who has served as Contango's auditors since 1999, to examine the financial statements of Contango for the fiscal year 2002. In addition to audit services, Arthur Andersen LLP also provided certain non-audit services to Contango during the fiscal year 2001. The Audit Committee has considered whether the provision of these additional services is compatible with maintaining the independence of Arthur Andersen LLP. The following table sets forth the fees incurred by Contango for the services of Arthur Andersen LLP during the fiscal year ended June 30, 2001.

  AUDIT              FINANCIAL INFORMATION SYSTEMS                    ALL
  FEES               DESIGN AND IMPLEMENTATION FEES                OTHER FEES
---------            ------------------------------                ----------
$  55,500                           -                              $  8,200 *

------------------
* Consists primarily of fees in connection with matters related to the initial filing of registration statements on SB-2 for selling shareholders and S-8 for registration of common stock to be granted under the Company's 1999 Stock Incentive Plan.

         Contango expects that representatives of Arthur Andersen LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee members are Joseph J. Romano, Darrell W. Williams and Robert J. Zahradnik, each of which is independent as defined in Section 121(a) of the American Stock Exchange listing standards. The Audit Committee assists the Board of Directors in monitoring the integrity of Contango's financial statements, compliance with legal requirements and Contango's external auditors.

         The Board of Directors has adopted a charter for the Audit Committee, a copy of which is attached as Exhibit A to this Proxy Statement.

         The Audit Committee has reviewed and discussed Contango's audited consolidated balance sheet as of June 30, 2001 and 2000 and consolidated statements of income, cash flows and stockholders' equity for the two years ended June 30, 2001 with Contango's management. The Audit Committee has discussed with Arthur Andersen LLP, Contango's independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61 (concerning the accounting methods used in the financial statements).

           The Audit Committee has also received and reviewed written disclosures and the letter from Arthur Andersen LLP required by Independent Standards Board No. 1 (concerning matters that may affect an auditor's independence) and has discussed with Arthur Andersen LLP their independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Contango's Annual Report on Form 10-KSB for the year ended June 30, 2001 for filing with the Securities and Exchange Commission.

                                                 AUDIT COMMITTEE

                                                 Joseph J. Romano
                                                 Darrell W. Williams
                                                 Robert J. Zahradnik

                                PERFORMANCE GRAPH

         The following graph compares the yearly percentage change from July 1, 1999 until June 30, 2001 in the cumulative total stockholder return on our Common Stock to the cumulative total return on the Russell 2000 Stock Index and a peer group of 12 independent oil and gas exploration companies selected by us. Each of the companies selected had a market capitalization of less than $200 million as of June 30, 2001. The companies in our selected peer group are Carrizo Oil & Gas, Clayton Williams Energy, Edge Petroleum, EEX Corporation, Equity Oil & Gas, Goodrich Petroleum Corp., Howell Corp., Mallon Resources Corp., Miller Exploration Corp., Mission Resources Corporation, North Coast Energy and Petroleum Development Corp.



                         [PERFORMANCE GRAPH GOES HERE]


                                                       06/30/99      06/30/01
                                                       --------      ---------
Contango Oil & Gas Company............................  $   100      $   1,905
Russell 2000 Stock Index..............................  $   100      $     112
Peer Group Composite..................................  $   100      $     151


         The stock performance for our Common Stock is not necessarily indicative of future performance. Total stockholder return assumes reinvestment of all cash dividends.

          DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE ANNUAL
                        MEETING OF STOCKHOLDERS IN 2002

         Proposals of stockholders intended to be presented at next year's Annual Meeting of Stockholders must be received by Kenneth R. Peak at Contango Oil & Gas Company's principal office located at 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098 no later than June 6, 2002. If the date of the annual meeting for 2002 is moved by more than 30 days from the date of this year's Annual Meeting, then the deadline for receiving stockholder proposals shall be a reasonable time before the Company begins to print and mail the proxy statement for the 2002 annual meeting.

            ADVANCE NOTICE PROCEDURES FOR NEXT YEAR'S ANNUAL MEETING

         The Company advises stockholders that, until further notice, August 26, 2002 is the date after which notice of a stockholder-sponsored proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 (i.e., a proposal to be presented at the next annual meeting of stockholders that has not been submitted for inclusion in the Company's proxy statement) will be considered untimely under the Commission's proxy rules.

                             OTHER PROPOSED ACTIONS

         The Board is not aware of any other business that will come before the Annual Meeting, but if any such matters are properly presented, the proxies solicited hereby will be voted in accordance with the best judgment of the persons holding the proxies. All shares represented by duly executed proxies will be voted at the Annual Meeting.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The Company hereby incorporates by reference into this Proxy Statement the information in the Company's annual report on Form 10-KSB for the fiscal year ended June 30, 2001 found under the following captions: Item 6. Management's Discussion and Analysis of Financial Condition and Results of Operations; Item 7. Financial Statements and Supplementary Data; and Item 8. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure. The Company's annual report on Form 10-KSB, as filed with the Securities and Exchange Commission, accompanies this Proxy Statement.

              AVAILABILITY OF CERTAIN DOCUMENTS REFERRED TO HEREIN

         THIS PROXY STATEMENT REFERS TO CERTAIN DOCUMENTS OF THE COMPANY THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, WITHOUT CHARGE, DIRECTED TO KENNETH R. PEAK, CONTANGO OIL & GAS COMPANY, 3700 BUFFALO SPEEDWAY, SUITE 960, HOUSTON, TEXAS 77098, TELEPHONE NUMBER (713) 960-1901. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, SUCH REQUESTS SHOULD BE MADE BY OCTOBER 15, 2001.

By order of the Board of Directors,

/s/  KENNETH R. PEAK

Kenneth R. Peak
Chairman, President, Chief Executive Officer and Secretary

                           CONTANGO OIL & GAS COMPANY
                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

         The undersigned stockholder of Contango Oil & Gas Company (the "Company") hereby acknowledges receipt of the Proxy Statement and the notice of the Annual Meeting of Stockholders to be held on Thursday, October 25, 2001 at 9:00 a.m., Central Standard Time, at The Briar Club, 2603 Timmons Lane, Houston, Texas 77027, and hereby further revokes all previous proxies and appoints Kenneth R. Peak as proxy of the undersigned at the meeting and any adjournments thereof with the same effect as if the undersigned were present and voting the shares.

(1)      The election of directors.

[ ] AUTHORITY GRANTED                          [ ] AUTHORITY WITHHELD
    to vote for nominees listed                    to vote for all nominees
    below, except as indicated                     listed below.
    to the contrary below.

Nominees:             Kenneth R. Peak
                      Jay D. Brehmer
                      John B. Juneau
                      Joseph J. Romano
                      Darrell W. Williams
                      Robert J. Zahradnik

(Instruction: To vote against any nominee, write that nominee's name in the space provided below)


--------------------------------------------------------------------------------


(2) On such other matters as may properly come before the meeting and any adjournment thereof.

                (Continued and to be signed on the reverse side)

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU HAVE INDICATED ABOVE. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" GRANT OF AUTHORITY TO VOTE FOR ALL OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1. THE PERSON NAMED AS PROXY WILL USE HIS DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN PROPOSAL 2. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.


Dated:                                   , 2001
       ---------------------------------


------------------------------------------------------


------------------------------------------------------

Sign exactly as your name appears on your share certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporation name by president or other authorized officer. If a partnership, sign in partnership name by authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                       EXHIBIT A

                           CONTANGO OIL & GAS COMPANY

                             AUDIT COMMITTEE CHARTER

                                  May 30, 2000

                                ----------------

                                   ARTICLE I.
                                     PURPOSE

         The Audit Committee (the "Committee") of Contango Oil & Gas Company (the "Company") assists the Company's Board of Directors in fulfilling its oversight responsibilities relating to the financial accounting and reporting practices of the Company. The Committee's primary responsibilities are to serve as an independent and objective party to review the Company's auditing, accounting and financial reporting processes. The Committee is intended to facilitate communications between the Company's Board of Directors, its management, and its internal and independent auditors. The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Article V of this Charter.

                                   ARTICLE II.
                     RELATIONSHIP WITH THE OUTSIDE AUDITORS

         The Company's outside auditor is ultimately responsible to the Board of Directors and the Committee. The Board of Directors, with the advice of the Committee, has the ultimate authority and responsibility to select, evaluate and replace the outside auditors.

         Management is responsible for preparing the Company's financial statements. The Company's outside auditors are responsible for auditing the financial statements. The activities of the Committee are in no way designed to supersede or alter these traditional responsibilities.

         The Company's outside auditors, management and internal auditors have more available time and information about the Company than does the Committee. Accordingly, the Committee's role does not provide any special assurances with regard to the Company's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the outside auditors.

                                  ARTICLE III.
                                   COMPOSITION

         The Committee shall be comprised of three or more directors as determined by the Board (provided, however, that the number may be less than three to the extent permitted by applicable law and the requirements of any exchange on which the Company's securities are listed from time-to-time). The Board of Directors shall also designate a chairperson of the Committee. The Board of Directors shall, in its business judgment, assure that each member of the Committee individually and the Committee as a whole satisfies in all respects any requirements for audit committee membership or composition, including without limitation any requirements with respect to independence, financial literacy, or financial background, imposed under any applicable law or under the requirements of any exchange on which the Company's securities are listed from time-to-time.

                                   ARTICLE IV.
                                    MEETINGS

         The Committee shall meet regularly and as circumstances dictate, all as determined by the Committee. Regular meetings of the Committee may be held without notice at such time and at such place as shall from time to time be determined by the chairperson of the Committee or by the chief executive officer, president or secretary of the Company. Special meetings of the Committee may be called by or at the request of any member of the Committee, any of the Company's executive officers, the Company's principal accounting officer, the Company's director of internal auditing or the Company's outside auditors, in each case on at least twenty-four hours notice to each member of the Committee.

         If the Board of Directors, management of the Company, the Company's director of internal auditing or the Company's outside auditors desire to discuss matters in private, the Committee shall meet separately with such person or group.

         A majority of the Committee members shall constitute a quorum for the transaction of the Committee's business. Unless otherwise required by applicable law, the Company's certificate of incorporation or bylaws or the Board of Directors, the Committee shall act upon the vote or consent of a majority of its members at a duly called meeting at which a quorum is present. Any action of the Committee may be taken by a written instrument signed by all of the members of the Committee. Meetings of the Committee may be held at such place or places as the Committee shall determine or as may be specified or fixed in the respective notices or waivers of a meeting. Members of the Committee may participate in Committee proceedings by means of conference telephone or similar communications equipment by means of which all persons participating in the proceedings can hear each other, and such participation shall constitute presence in person at such proceedings.

                                   ARTICLE V.
                               SPECIFIC ACTIVITIES

         Without limiting the Committee's authority, the Committee shall carry out the following specific activities.

SECTION 5.1.  REVIEW OF DOCUMENTS AND REPORTS

     (a) Review and reassess this Charter at least annually.

     (b) Review of the Company's Annual Report on Form 10-K, including the Company's yearend financial statements, before its release each year. Consider whether the information contained in the Annual Report on Form 10-K is adequate and consistent with the Committee members' knowledge about the Company and its operations. If determined to be appropriate, recommend that the audited financial statements be included in the Annual Report on Form 10-K.

     (c) Review and discuss with management of the Company and the Company's outside auditors the Company's interim financial statements (which may be satisfied through a discussion between the outside auditors and the chairperson of the Committee.

     (d) Review the internal reports to management prepared by the internal auditors and management's response thereto.

SECTION 5.2.  INTERNAL AUDITING

     (a) Review the activities of the Company's internal auditors.

SECTION 5.3.  OUTSIDE AUDITORS

     (a) Recommend to the Board of Directors the selection of the outside auditors, consider the independence and effectiveness of the outside auditors, and approve the fees and other compensation to be paid to the outside auditors. The Committee shall receive the written disclosures required by generally accepted auditing standards. On an annual basis, the Committee shall require the outside auditors to provide the Committee with a written statement delineating all relationships between the outside auditors and the Company. The Committee shall actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor. The Committee shall recommend that the Board of Directors take appropriate action in response to the outside auditors' report to satisfy itself of the outside auditors' independence.

     (b) Prior to the annual audit, review with management of the Company and the Company's outside auditors the scope and approach of the annual audit.

     (c) After the annual audit, review with management of the Company and the Company's outside auditors their report on the results of the annual audit.

     (d) Ensure that the outside auditors inform the Committee of any fraud, illegal acts or deficiencies in internal control of which they become aware and communicate certain required matters to the Committee.

     (e) Review with the outside auditors their performance and recommend to the Board of Directors any proposed discharge of the outside auditors when circumstances warrant.

     (f) Direct and supervise special audit inquiries by the internal or outside auditors as the Board of Directors or the Committee may request.

SECTION 5.4.  FINANCIAL REPORTING PROCESSES

     (a) Review significant accounting and reporting issues, including recent professional and regulatory pronouncements or proposed pronouncements, and understand their impact on the Company's financial statements.

     (b) Discuss with the Company's outside auditors the auditors' judgments about the quality, not just the acceptability, of the Company's accounting principles as applied in its financial reporting.

SECTION 5.5.  PROCESS IMPROVEMENT

     (a) Ensure that significant findings and recommendations made by the internal and outside auditors are received and discussed on a timely basis with the Committee and management.

     (b) Review any significant disagreement among management and the internal or outside auditors in connection with the execution of the annual audit or the preparation of the financial statements.

SECTION 5.6.  REPORTING RESPONSIBILITIES

     (a) Regularly update the Board of Directors about Committee activities and make appropriate recommendations.

                                   ARTICLE VI.
                                  MISCELLANEOUS

         The Committee may perform any other activities consistent with this Charter, the Company's certificate of in Company and bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.